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                                   EXHIBIT 5
                           Opinion Regarding Legality


                         [SPENDER & ROBB LETTERHEAD]


                                   May 14, 1997



Trans-Industries, Inc.
2637 Adams Road
Rochester Hills, MI 48309

Gentlemen:

     As special counsel to Trans-Industries, Inc. (the "Company"), we have reviewed the Company's Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, relating to 200,000 shares of the Company's common stock, $ .10 par value (the "Shares"), to be issued pursuant to the Company's 1996 Stock Option Plan (the "Plan").

     In this connection, we have examined such documents, certifications, and corporate records as we deemed appropriate for the purpose of rendering this opinion.

     Based upon the foregoing, it is our opinion that the shares to be issued to holders of options granted under the Plan will, when sold and paid for pursuant to the terms of the Plan, be legally issued, fully paid and non-assessable.

     We consent to the use of this opinion as our exhibit to the Registration Statement.

                                        Very truly yours,

                                        SPENDER & ROBB, P.C.




                                        Steven F. Spender

SFS/peb





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